                                                                  EXHIBIT 21.1

                 LIST OF SUBSIDIARIES OF WASHINGTON MUTUAL, INC.

                                                                                        State or Other
                                                                                        Jurisdiction of
                                                                                        Incorporation
Name of Subsidiary                                   Affiliate Parent                   or Organization
- ------------------                                   ----------------                   ---------------
Benefit Service Corporation                          WM Financial, Inc.                 Washington

Composite Research &                                 Washington Mutual, Inc.            Washington
Management Co.

Empire Life Insurance Company                        WM Life Insurance Co.              Washington

GNW Land Company                                     Seacoast Management, Inc.          Washington

Mill-Maple Properties, Inc.                          Washington Mutual Bank             Oregon

Murphey Favre, Inc.                                  Washington Mutual, Inc.            Washington

Murphey Favre                                        Murphey Favre                      Washington
Housing Managers, Inc.                               Properties, Inc.

Murphey Favre Insurance                              Murphey Favre, Inc.                Idaho
Services, Inc.

Murphey Favre                                        WM Financial, Inc.                 Washington
Properties, Inc.

Murphey Favre Securities                             Murphey Favre, Inc.                Washington
Services, Inc.

Olympus Development Company                          Washington Mutual                  Utah
                                                     Financial Services, Inc.

Pacific First Insurance, Inc.                        Washington Mutual Bank             Washington

Pioneer Properties, Inc.                             Washington Mutual Bank             Washington

Preston Properties                                   Preston Ridge Financial            Washington
California, Inc.                                     Services Corporation
(Also does business under the name
Preston Ridge California, Inc.)

Preston Ridge Financial                              Washington Mutual Bank             Washington
Services Corporation

SS Service Corporation                               Washington Mutual Bank             Washington
(Also does business under the name
SS Scout Properties California)

Seacoast Management, Inc.                            Washington Mutual Bank             Washington

WM Enterprises &                                     Washington Mutual Bank             Washington
Holdings, Inc.

WM Financial, Inc.                                   Washington Mutual Bank             Washington

WM Life Insurance Company                            Washington Mutual, Inc.            Washington

Washington Mutual Bank                               Washington Mutual, Inc.            Washington
(Also does business under name
Washington Mutual Savings Bank,
Enterprise Bank, Western Bank))

Washington Mutual Bank fsb                           Washington Mutual, Inc.            Federal

Washington Mutual                                    Washington Mutual Bank fsb         Oregon
Financial Services, Inc.

Washington Mutual Insurance                          Washington Mutual                  Montana
Brokerage Services, Inc.                             Financial Services, Inc.
(Also does business under the name
Washington Mutual Insurance Agency, Inc.)

Washington Mutual Insurance                          Washington Mutual Bank             Washington
Services, Inc.

Washington Mutual Insurance                          Washington Mutual                  Idaho
Services of Idaho, Inc.                              Financial Services, Inc.

Western Aero, Ltd.                                   Washington Mutual Bank             Oregon

Western Credit Services                              Washington Mutual Bank             Oregon

Western Services Co.                                 Washington Mutual Bank             Oregon